Exhibit 5.1
Stevens & Lee
Lawyers & Consultants
485 Madison Avenue
20th Floor
New York, NY 10022
(212) 319-8500 Fax (212) 319-8505
www.stevenslee.com
July ___, 2008
Sidhu Special Purpose Capital Corp.
Center City Executive Centre
607 Washington Street
Reading, Pennsylvania 19601
Re:       Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as counsel to Sidhu Special Purpose Capital Corp., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-149504, the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Act”), the sale by the Company of (a) 9,000,000 units, and up to 1,350,000 additional units that the underwriters will have a right to purchase from the Company solely to cover over-allotments, if any (collectively, the “Units”), each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) one warrant to purchase one share of Common Stock at an exercise price of $6.50 per share (the “Warrants”) (b) 425,200 units that WNH Holdings, LLC (the “Sponsor”) will have a right to purchase from the Company (collectively, the “Sponsor Units”), each Sponsor Unit consisting of (i) one share of Common Stock and (ii) one Warrant, and (c) all shares of Common Stock and all Warrants issued as part of the Units and Sponsor Units.
     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In providing the opinions set forth herein, we have reviewed and relied on originals or copies of (a) certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company, (b) the form of Warrant Agreement (the “Warrant Agreement”) to be entered into by and between the Company and Mellon Investor Services LLC, as warrant agent, filed with the Commission on the date hereof, (c) the form of Amended and Restated Certificate of Incorporation of the Company, filed with the Commission on the date hereof, (d) the form of Amended and Restated By-Laws of the Company, filed with the Commission on the date hereof, (e) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company, as issuer, and Maxim Group LLC, as representative of the underwriters named therein, (f) specimen certificates evidencing each of the Units, Common
Philadelphia       •       Reading       •       Valley Forge       •       Lehigh Valley       •       Harrisburg       •       Lancaster       •       Scranton
Williamsport       •       Wilkes-Barre       •       Princeton       •       Cherry Hill       •       New York       •       Wilmington
A PROFESSIONAL CORPORATION

Stevens & Lee
Lawyers & Consultants
Sidhu Special Purpose Capital Corp.
July ___, 2008

Stock and Warrants, in the forms filed with the Commission on the date hereof, (g) the Sponsor Unit Purchase Agreement (the “Purchase Agreement”) entered into by and between the Company, as issuer, and the Sponsor, as purchaser, filed with the Commission on the date hereof, and (h) the Registration Statement in the form filed with the Commission as of the date hereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our review, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our review of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and that each of the documents identified in clauses (b), (c), (d), (e) and (f) of the preceding paragraph will be entered into or filed or adopted as appropriate. As to any facts material to the opinions provided herein that we did not independently establish or verify, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company, all of which we assume to be true, correct and complete.
     Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that when the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the Company and the other parties thereto and certificates representing the Units, the Shares, and the Warrants, in the forms of the specimen certificates filed as exhibits to the Registration Statement, have been manually signed by an authorized officer of the Company and an authorized officer of the transfer agent for such securities, and have been delivered upon payment in full of the consideration provided in the Underwriting Agreement:
     1. the Units and the Sponsor Units will have been duly authorized and validly issued by the Company, and each Unit and Sponsor Unit will be fully paid and nonassessable;
     2. the Common Stock included in the Units and the Sponsor Units will have been duly authorized and validly issued and will be fully paid and nonassessable; and
     3. the Warrants included in the Units and the Sponsor Units will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except that (i) the enforceability of the Warrants may be subject to bankruptcy, insolvency, reorganization,

Stevens & Lee
Lawyers & Consultants
Sidhu Special Purpose Capital Corp.
July ___, 2008

fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) we express no opinion as to the enforceability of any indemnity provisions in the Warrant Agreement to the extent that such provisions may be limited by (a) federal or state securities laws and the public policy underlying such laws and (b) laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct and (iii) we express no opinion as to the enforceability of forum selection clauses contained in the Warrant Agreement.
     We are members of the Bar of the Commonwealth of Pennsylvania and the State of Delaware, and the opinions and other matters expressed above are qualified in their entirety and subject to the following:
A.	We express no opinion as to laws of any jurisdiction other than (i) the laws of the Commonwealth of Pennsylvania and (ii) the General Corporation Law of the State of Delaware that, in our experience, are applicable to transactions of the type contemplated by the Registration Statement. As used herein, the term “General Corporation Law of the State of Delaware” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

B.	This opinion is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof and to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person, or any other circumstance.

Stevens & Lee
Lawyers & Consultants
Sidhu Special Purpose Capital Corp.
July ___, 2008

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, STEVENS & LEE